UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 12, 2018

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                 Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

Change in Control and Severance Plan

On September 12, 2018, the compensation committee (the "GP Compensation Committee") of the Board of Directors of the general partner of CVR Refining, LP (the "Partnership") approved the CVR Energy, Inc. ("CVR Energy") Change in Control and Severance Plan (the "CIC Plan"). The CIC Plan is intended to provide assurances of specified benefits to designated employees of CVR Energy or their subsidiaries (each, an "Eligible Employee") in the event their employment is terminated in certain circumstances in connection with a Change in Control (as defined in the CIC Plan) of CVR Energy. CVR Energy indirectly owns 100% of the general partner of the Partnership. The Partnership obtains certain management and other services from CVR Energy pursuant to a certain services agreement among the Partnership, its general partner and CVR Energy, dated January 1, 2017 (the "Services Agreement"). In accordance with the Services Agreement, CVR Energy provides the Partnership with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers. As a result, the designated CVR Energy employees eligible to participate in the CIC Plan include certain of the Partnership's named executive officers. Unless CVR Energy or any of its Affiliates (as defined in the CIC Plan) and the Eligible Employee otherwise agree, effective as of September 12, 2018, but contingent upon the occurrence of the Change in Control, the CIC Plan supersedes the Coffeyville Resources, LLC Severance Pay Plan, the CVR Partners, LP Severance Pay Plan, the CVR Refining, LP Severance Pay Plan, or any other severance or termination plan, policy or practice of CVR Energy or any of its Affiliates that would otherwise apply under the circumstances described in the CIC Plan to such Eligible Employee.

The CIC Plan will automatically terminate on January 1, 2022, unless (a) a Change in Control has been consummated or (b) a Potential Change in Control (as defined below) is pending. In the event that, on or prior to December 31, 2021, (i) a Change in Control occurs, or (ii) CVR Energy enters into a definitive agreement which, if consummated, would result in a Change in Control ("Potential Change in Control"), and such Potential Change in Control results in a Change in Control, the CIC Plan will terminate automatically upon the completion of all payments (if any) under the terms of the CIC Plan.

The payments and benefits provided under the CIC Plan are double trigger and are payable only if: (a) during the twenty-four (24) months following the consummation of a Change in Control (the "Change in Control Period"), an Eligible Employee experiences an Involuntary Termination (as defined below); or (b) an Eligible Employee experiences a Change in Control Related Termination (as defined below). The CIC Plan defines an "Involuntary Termination" to mean a termination of an Eligible Employee's employment by the Eligible Employee for Good Reason (as defined in the CIC Plan), or by CVR Energy or a subsidiary of CVR Energy without Cause (as defined in the CIC Plan). The CIC Plan defines a "Change in Control Related Termination" to mean a termination of an Eligible Employee's employment by CVR Energy or any subsidiary of CVR Energy other than for Cause or by the Eligible Employee for Good Reason, in each case within the one hundred twenty (120) day period prior to the occurrence of a Change in Control and (i) CVR Energy determines in good faith that such termination or the basis for such resignation occurred in anticipation of a transaction that, if consummated, would constitute a Change in Control, (ii) such termination or the basis for such resignation occurred after CVR Energy entered into a definitive agreement, the consummation of which would constitute a Change in Control or (iii) CVR Energy determines in good faith that such termination or the basis for such resignation was implemented at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control; provided that, in each of the foregoing clauses (i), (ii) and (iii), the occurrence of a Change in Control Related Termination is conditioned upon the consummation of a Change in Control on or prior to December 31, 2022.

If an Eligible Employee is subject to an Involuntary Termination during a Change in Control Period or a Change in Control Related Termination during the period described above, then subject to the Eligible Employee's compliance with the terms and conditions of the CIC Plan, the Eligible Employee will be entitled to receive: (a) his or her base salary earned but unpaid through the date of termination, any unused accrued paid time off in accordance with the applicable CVR Energy paid-time-off policy, any unreimbursed expenses in accordance with CVR Energy's expense reimbursement policy, and any accrued and vested rights or benefits under any CVR Energy sponsored employee benefits plans payable in accordance with the terms and conditions of such plans; and (b) the following severance benefits (the "Severance Benefits"):

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A cash severance payment equal to the sum of twelve (12) months of the Eligible Employee's base salary and the average of the annual bonuses actually paid to the Eligible Employee during the three calendar years immediately preceding the date of the Involuntary Termination or the date of the consummation of a Change in Control in the case of a Change in Control Related Termination (or, in each case, such shorter period of time if applicable). In the event an Eligible Employee has no previous annual bonus history, then the annual bonus portion of the cash severance amount will be calculated based on 100% of the Eligible Employee's current target bonus; and

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Accelerated vesting as to 100% of the unvested portion of any cash-settled incentive or phantom unit awards granted to the Eligible Employee by CVR Energy or its Affiliates (the "Incentive/Phantom Unit Awards") then outstanding or, in the event of a Change in Control Related Termination and with respect to any Incentive/Phantom Unit Awards issued by an Affiliate of CVR Energy, payments equivalent to the amounts the Eligible Employee would have received had any such then outstanding awards accelerated (without duplication of vesting and/or payment), in each case, with the payout value calculated in accordance with the CIC Plan; provided, however, that any Incentive/Phantom Unit Awards that vest (in whole or in part) upon the achievement of performance goals will vest as if the target level of performance had been achieved.

The Severance Benefits will be payable in a lump sum on CVR Energy's first payroll date following the 60th day after the date of the Involuntary Termination or the date of the consummation of a Change in Control, as applicable. The Severance Benefits will be reduced (offset) by any amounts payable (a) under any statutory entitlement, and (b) pursuant to any agreement between the Eligible Employee and CVR Energy or any of its Affiliates.

In order to receive the Severance Benefits, the Eligible Employee must execute a separation and release of claims agreement and comply with certain confidentiality and non-disparagement covenants, and during the twelve (12) month period following such Eligible Employee's termination, non-solicitation and non-competition covenants.

To the extent that any payment or distribution of any type to or for the benefit of an Eligible Employee by CVR Energy, any Affiliate of CVR Energy, any Person (as defined in the CIC Plan) who acquires ownership or effective control of CVR Energy or ownership of a substantial portion of CVR Energy's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder), or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of the CIC Plan or otherwise (the "Payments") constitutes a "parachute payment" (within the meaning of Section 280G of the Code), such Payments will be subject to a "best net" set of calculation. Under the best net calculations, the Eligible Employee will either receive all such Payments subject to the applicable excise tax imposed under Section 4999 of the Code (the "Excise Tax"), and will pay his or her own Excise Tax on such Payments, or the Payments will be reduced so that the Excise Tax does not apply, whichever approach yields the best after-tax outcome, taking into account all applicable federal, state, and local taxes, for the Eligible Employee.

Bonus Plan

Also on September 12, 2018, the GP Compensation Committee approved the CVR Refining, LP Performance-Based Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to enhance the Partnership's ability to attract, motivate, reward and retain employees, and to strengthen their commitment to the success of the Partnership. The Bonus Plan is maintained and administered by, or under the direction of, the GP Compensation Committee with respect to employees of the Partnership and its subsidiaries, excluding CVR Energy and CVR Partners, LP, their respective general partners and their respective subsidiaries. Under the Bonus Plan, the GP Compensation Committee annually approves all salaries, targets and bonus metrics for employees above a specified pay grade, and annually approves a total bonus pool for employees below such specified pay grade. Bonuses are paid in cash based on the achievement of certain performance metrics during an applicable performance period consisting of a calendar year.

Generally, only exempt, non-exempt and non-union hourly employees are eligible to receive cash bonuses under the Bonus Plan, provided that, to receive a bonus, an employee must: (a) be actively employed with the Partnership for at least 180 days during the calendar year; (b) consistently perform at or above expectations for their role; (c) be actively employed on the date of payout and not on a performance improvement plan or in corrective or disciplinary action status as a result of poor performance during the applicable performance period. Eligible participants under the Bonus Plan include the Partnership's named executive officers.

Subject to annual review, bonuses under the Bonus Plan are computed in accordance with each eligible employee's pay grade (as specified in the Bonus Plan), prorated for time in an eligible position, as well as a performance multiplier of zero to 150 percent, based on performance against the achievement of the allocated Partnership and individual performance measures described in the Bonus Plan. The Partnership's performance measures include: (a) a 25% weighting for environmental, health and safety measures, including a total recordable incident rate, process safety Tier 1 events incident rate and environmental events; and (b) a 75% weighting for Partnership financial measures, including reliability, equipment utilization, operating expense and return on capital employed. The individual performance measures are based on a discretionary assessment and include: interpersonal effectiveness; business conduct; professional and technical development; leadership; achievement of goals; and results orientation. The Partnership and individual performance measures are more fully set forth in the appendices to the Bonus Plan.

If the Adjusted EBITDA Threshold (as defined in the Bonus Plan) established for the Partnership for a given performance period is not reached, no bonus will be paid for the applicable performance period, subject to GP Compensation Committee discretion. The GP Compensation Committee may, in its sole and absolute discretion, waive the Adjusted EBITDA Threshold requirement, increase, decrease or otherwise adjust performance measures, targets, and payout ranges under the Bonus Plan, as a result of extraordinary or non-recurring events, changes in applicable law, changes due to consolidations, growth capital spend programs, acquisitions, or reorganizations affecting the Partnership or other similar changes in the Partnership's business.

Participation in the plan is subject to each employee's compliance with applicable Partnership policies and a clawback and recoupment policy.

Amendment to Performance Unit Agreement

On September 17, 2018, CVR Energy and David L. Lamp, Chief Executive Officer and President of CVR Energy and the Partnership's general partner, entered into an amendment (the "Amendment") to the Performance Unit Agreement, dated November 1, 2017 (the "Performance Unit Agreement"), by and between CVR Energy and Mr. Lamp. The Amendment amends Section 2(a) of the Performance Unit Agreement to provide that, with respect to the performance period beginning on January 1, 2018 and ending on December 31, 2018, the following performance conditions (each, a "Performance Objective") will be applied to determine the applicable performance factor (as set forth below, the "Performance Factor"):

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25% of the performance units attributable to the Award (as defined in the Performance Unit Agreement) will be subject to the environmental, health and safety measures specified in the CVR Energy, Inc. Performance-Based Bonus Plan (the "CVR Bonus Plan"); and

•	75% of the performance units attributable to the Award will be subject to the financial measures specified in the CVR Bonus Plan.

The Amendment further provides that the Performance Factor will range from 0-150% in accordance with each Performance Objective as measured pursuant to the CVR Bonus Plan.

The foregoing descriptions of the CIC Plan, the Bonus Plan and the Amendment to the Performance Unit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the CIC Plan, the Bonus Plan and the Amendment, copies of which will be filed as exhibits to the Partnership's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018, and are incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2018

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Tracy D. Jackson
Tracy D. Jackson,
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)